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As filed with the Securities and Exchange Commission on June 8, 2007

Registration No. 333-143571

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

National Semiconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-2095071 (I.R.S. Employer Identification Number)

2900 Semiconductor Drive, P.O. Box 58090
Santa Clara, California 95052-8090
(408) 721-5000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Agent for Service:
John M. Clark III, Esq.
Senior Vice President, General Counsel and Secretary
National Semiconductor Corporation
2900 Semiconductor Drive, P.O. Box 58090
Santa Clara, California 95052-8090
(408) 721-5000	Copies to: Barry A. Bryer, Esq. Steven B. Stokdyk, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94401 (650) 328-4600

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

EXPLANATORY NOTE

        This amendment is being filed pursuant to Rule 462(d) under the Securities Act of 1933, as amended, solely to file an exhibit to the Registration Statement. No changes have been made to Part I of the Registration Statement or other sections of Part II. Accordingly, they have been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

        A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Act, National Semiconductor Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on June 8, 2007.

National Semiconductor Corporation
By:	/s/ BRIAN L. HALLA Brian L. Halla Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BRIAN L. HALLA Brian L. Halla	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 8, 2007
/s/ LEWIS CHEW Lewis Chew	Senior Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	June 8, 2007
/s/ JAMIE E. SAMATH Jamie E. Samath	Corporate Controller (Principal Accounting Officer)	June 8, 2007
/s/ STEVEN R. APPLETON* Steven R. Appleton	Director	June 8, 2007
/s/ GARY P. ARNOLD* Gary P. Arnold	Director	June 8, 2007
/s/ RICHARD J. DANZIG* Richard J. Danzig	Director	June 8, 2007
/s/ JOHN T. DICKSON* John T. Dickson	Director	June 8, 2007

/s/ ROBERT J. FRANKENBERG* Robert J. Frankenberg*	Director	June 8, 2007
/s/ E. FLOYD KVAMME* E. Floyd Kvamme	Director	June 8, 2007
/s/ MODESTO A. MAIDIQUE* Modesto A. Maidique	Director	June 8, 2007
/s/ EDWARD R. MCCRACKEN* Edward R. McCracken	Director	June 8, 2007
*By:	/s/ LEWIS CHEW Lewis Chew, Attorney-In-Fact

EXHIBIT INDEX

Exhibit Number		Description
1.1	*	Underwriting Agreement.
4.1	+	Form of Indenture.
4.2	*	Form of Note.
5.1	+	Opinion of Latham & Watkins LLP.
12.1	+	Statement Regarding the Computation of Ratio of Earnings to Fixed Charges.
23.1	+	Consent of Latham & Watkins LLP. Reference is made to Exhibit 5.1.
23.2	+	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.3		Consent of KPMG LLP, Independent Registered Public Accounting Firm.
24.1	+	Powers of Attorney.
25.1	*	Statement of Eligibility of Trustee on Form T-1.

*
To be filed by amendment or incorporated by reference in connection with the offering of the securities.

+
Previously filed.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX